EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 1ST day of JUNE , 1999 by and between CHS ELECTRONICS, INC., a Florida corporation (the "Company"), and ANTONIO BOCCALANDRO (the "Executive").

                                    RECITALS

         A. The Executive is currently Secretary of the Company and Chief Officers of Mergers and Acquisitions.

         B. The Executive possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel.

         C. The Board of Directors (the "Board") of the Company recognizes that the Executive's contribution, as Secretary of the Company and Chief Officer of Mergers and Acquisitions, to the growth and success of the Company has been substantial and desires to assure the Company of the Executive's continued employment in an executive capacity and to compensate him therefor.

         D. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company.

         E. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:

         1. Employment.

                  1.1 EMPLOYMENT AND TERM. The Company shall continue to employ the Executive and the Executive shall continue to serve the Company, on the terms and conditions set forth herein, for an initial period of three years (the "Term") commencing on the Effective Date (as defined hereafter) and shall thereafter self-renew for additional one year periods unless terminated by either party upon 60 days written notice prior to such annual renewal date.

                  1.2 DUTIES OF EXECUTIVE. The Executive shall serve as the Secretary of the Company and Chief Officer of Mergers and Acquisitions and shall perform the duties of an executive commensurate with such position, shall diligently perform all services as may be reasonably assigned to him by the Board and shall exercise such Power and authority as may from time to time be delegated to him by the Board. The Executive shall devote his full time and


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attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company.

                  1.3 PLACE OF PERFORMANCE. In connection with his employment by the Company, the Executive shall be based at the Company's principal executive offices in Miami, Florida except for required travel on the Company's business to an extent substantially consistent with his present travel obligations.

         2. COMPENSATION. During the Term, the Executive shall receive a base salary at the annual rate of $275,000 (the "Base Salary"), such Base Salary to be payable in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. At the discretion of the Board of Directors or the Compensation Committee thereof, such Base Salary may be, at any time, increased, but shall in no event be decreased. Effective upon any increase, the term "Base Salary" shall be without further action modified to mean such increased amount. Executive shall also be entitled to such additional compensation, bonuses and benefits, if any, as shall be determined from time to time by the Board, in its sole authority and discretion, based upon the performance of the Company and the Executive.

         3. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                  3.1 EXPENSE REIMBURSEMENT. During the Term, the Company, upon the submission of supporting documentation by the Executive, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of, and pursuant to, the business of the Company, including expenses for travel and entertainment.

                  3.2 WELFARE BENEFITS. The Company shall obtain or shall continue in force comprehensive major medical and hospitalization insurance coverages, including dental coverages, either group or individual, for the Executive and his dependents, and shall obtain or shall continue in force disability and life insurance for the Executive (collectively, the "Policies"), which Policies the Company shall keep in affect at its sole expense for so long as the Executive is employed hereunder. The Policies to be provided by the Company shall be on terms as determined by the Board; provided, however, that such Policies shall in no event provide benefits to Executive which are less than the benefits to which be is currently entitled.

                  3.3 WORKING FACILITIES. The Company shall furnish the Executive with an office, a secretary and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

                  3.4 FRINGE BENEFITS. During the term, the Executive shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company.

         4. TERMINATION.

                  4.1 TERMINATION FOR CAUSE. Notwithstanding anything contained in this Agreement to the contrary, the Executive's employment may be terminated by the Company for


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Cause. As used in this Agreement, "Cause" shall only mean (i) subject to the following sentences, any action or omission of the Executive which constitutes a willful and material breach of this Agreement which is not cured or as to which diligent attempts to cure have not commenced within 30 business days after receipt by Executive of notice of same, (ii) fraud, embezzlement or misappropriation as against the Company or (iii) the conviction (from which no appeal can be taken) of Executive for any criminal act which is a felony. Upon any determination by the Company's Board of Directors that Cause exists under clause (i) of the preceding sentence, the Company shall cause a special meeting of the Board to be called and held at a time mutually convenient to the Board and Executive, but in no event later than 10 business days after Executive's receipt of the notice contemplated by clause (i). Executive shall have the right to appear before such special meeting of the Board with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of Executive's employment by reason of such Cause determination shall not be effective until Executive is afforded such opportunity to appear. Any termination for Cause pursuant to clause (ii) or (iii) of the first sentence of this Section 4.1 shall be made in writing to Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Section 4.1, the Company shall pay to the Executive any unpaid Base Salary accrued through the effective date of termination specified in such notice. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 3.1).

                  4.2 DISABILITY. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to the Executive, shall at a times have the right to terminate this Agreement, and the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than 180 days in any 12-month period. Upon any termination pursuant to this Section 4.2, the Company shall pay to the Executive any unpaid Base Salary accrued through the effective date of termination, as well as a lump sum severance payment equal to 12 months' Base Salary at the rate prevailing at such termination. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 3.1).

                  4.3 DEATH. In the event of the death of the Executive during his employment hereunder, the Company shall pay to the personal representative of the estate of the deceased Executive any unpaid Base Salary accrued through the date of his death, as well as a lump sum payment equal to 12 months' Base Salary at the rate prevailing on the date of the death of the Executive. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 3.1).

                  4.4 GOOD REASON. The Executive's employment may be terminated by the Executive for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean:

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                           (i) the assignment to the Executive of any duties
inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (ii) any failure by the Company to comply with any of
the provisions of Section 2 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (iii) the Company's requiring the Executive to be
based at any office or location other than that described in Section 1.3 hereof, except for travel reasonably required in the performance of the Executive's responsibilities;

                           (iv) any purported termination by the Company of the
Executive's employment otherwise than as expressly permitted by this Agreement;
or

                           (v) any Change of Control (as defined hereafter) of
the Company, provided that the Executive terminates his employment within one
(1) year of the Change of Control.

                  4.5 CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall mean:

                           (i) The acquisition (other than by or from the
Company), at any time after the date hereof, by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                           (ii) The individuals who, as of the date hereof,
constitute the Board of Directors of the Company (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

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                           (iii) Approval by the shareholders of the Company of
(A) a reorganization merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                  4.6 GOOD REASON, OTHER THAN FOR CAUSE OR DISABILITY. If, during the Term, the Company shall terminate the Executive's employment other than for Cause, or as provided in Sections 4.2 and 4.3, or if the Executive shall terminate his employment for Good Reason:

                           (i) the Company shall pay to the Executive in a lump
sum in cash within 30 days after the effective date of such termination (the "Date of Termination") the aggregate of the following amounts:

                               A. to the extent not theretofore paid, the
Executive's Base Salary through the Date of Termination;

                               B. in the event of termination by the Company for
any reason other than Cause, death or disability, or in the event of termination by the Executive for Good Reason other than Change of Control, the sum of (i) two and one-half (2 1/2) multiplied times the Executive's base salary plus, (ii) a prorated bonus for the current fiscal year based upon the Executive's bonus paid during the last full fiscal year prior to the Date of Termination;

                               C. in the event of termination by the Executive
as a result of a Change of Control, the result of three (3) multiplied times the average of the Executive's Annual Compensation (defined for the purpose of this subpart as Base Salary plus any bonuses earned, but excluding stock options exercised) during the three (3) calendar year periods preceding the Date of Termination;

                               D. in the case of compensation previously
deferred by the Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

                               E. all other amounts accrued or earned by the
Executive through the Date of Termination and amounts otherwise owing under the then existing plans and policies at the Company; and

                  (a) for the remainder of the Term, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3.2 of this Agreement if the Executive's employment had not been terminated, including health, dental, disability insurance and life insurance, in accordance with the most favorable plans, practices,


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programs or policies of the Company and its subsidiaries during the 180-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives and their families and, for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Term and to have retired on the last day of such period.

         5. EXCISE TAX REIMBURSEMENT AND GROSS-UP. The Company shall promptly reimburse the Executive for any federal excise tax (if any) imposed on and paid by (and not refunded to) the Executive under Section 4999 of the Tax Code as a direct result of the payments or benefits actually paid by the Company to the Executive upon termination pursuant to Section 4.6 of this Agreement, together with an amount equal to the gross-up (as may be reasonably calculated by the Company) with respect thereto.

         6. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claims right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

         7. RESTRICTIVE COVENANTS.

                  7.1 NON-COMPETITION. During the Term and for a period of two years following the termination (other than without Cause, as defined in Section 4.1) of the Executive's employment by the Company (including upon Executive's voluntary resignation or expiration of the Term, but not including a termination by the Executive for Good Reason), Executive shall not, directly or indirectly engage in or have any interest in, directly or indirectly, any sole proprietorship, partnership, corporation, business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that, directly or indirectly, engages in competition with the Company or any of its subsidiaries in any and all locations in which the Company and/or any subsidiary conducts its business at the time Executive's employment with the Company is terminated (the "Territory"); PROVIDED, HOWEVER, that Executive may continue to hold Company securities and/or acquire, solely as an investment, shares of capital stock or other equity securities of any company which are traded on any national securities exchange or are regularly quoted in the over-the-counter market, so long as Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation.

                  7.2 NONDISCLOSURE. During the Executive's employment hereunder and following termination of the Executive's employment with the Company, Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall


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include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, partners, methods of doing business and marketing and promotion of the Company's products) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

                  7.3 NONSOLICITATION OF EMPLOYEES. During the Executive's employment and for a period of one year following termination of the Executive's employment with the Company, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months.

                  7.4 BOOKS AND RECORDS. All books, records, accounts and similar repositories of Confidential Information of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of this Agreement or on the Board's request at any time.

         8. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in
Section 7 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 7 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         9. EFFECTIVE DATE. This Agreement shall become effective June 1, 1999.

         10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         11. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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                 If to the Company:         CHS Electronics, Inc.
                                            2000 N.W. 84th Avenue
                                            Miami, Florida 33122
                                            Attention:  President

                 If to the Executive:       Antonio Boccalandro
                                            CHS Electronics, Inc.
                                            2000 N.W. 84th Avenue
                                            Miami, Florida 33122

or to such other address as either party hereto may from time to time give notice of to the other in the aforesaid manner.

         12. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns. Notwithstanding the foregoing, neither party may assign its rights or benefits, or delegate any of its duties, hereunder without the prior written consent of the other party hereto. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         13. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by duration, geographic scope or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         14. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         15. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this


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Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

         16. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                      CHS ELECTRONICS, INC.

                                      By:
                                         ---------------------------------------


                                         ---------------------------------------
                                         ANTONIO BOCCALANDRO


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